Exhibit 10.1

February 13, 2024

PRIVATE & CONFIDENTIAL

Chris Whitehair

Address Omitted

Address Omitted

Dear Chris:

Further to our discussions regarding your upcoming retirement, this letter will confirm our agreement that your employment with SunOpta Inc. ("SunOpta" or the "Company") will cease on December 31, 2024 (the "Departure Date"). This letter (the "Amendment") will serve to amend certain obligations of the Employment Agreement dated April 10, 2017, between you and SunOpta (the "Agreement").

Transition Period

Between February 26, 2024 and the Departure Date (the "Transition Period"), your continued support and cooperation is important to ensure an orderly and efficient transition of the Supply Chain organization. Effective February 26, 2024, your title will be "Senior Vice President", continuing to report to Brian Kocher, and you will perform the agreed upon duties of this position below in the same professional manner that you always have through the Transition Period and not leave our employment, for any reason, prior to the conclusion of the Transition Period. Such duties during the Transition Period will include, but are not limited to: (a) assisting the new SVP of Supply Chain with onboarding at the Company; (b) participating in any requested on-site or other communication activities with Company employees and the new SVP of Supply Chain at corporate and plant locations in order to facilitate a seamless transition of the supply chain organization; (c) being available for questions and advice as requested by the new SVP of Supply Chain; (d) transitioning supplier, partner and other strategic supply chain relationships to the new SVP of Supply Chain; (e) managing any capital projects or special projects as requested by Brian Kocher; (f) assisting the Company with due diligence and other supply chain related requests for confidential M&A projects on the buy and sell side, as requested; and (g) assisting with any other duties as requested by the Company.

In return, the Company will maintain your salary and benefits, less applicable deductions and withholdings, continue your eligibility for the 2024 Short-Term Incentive Plan (STIP), and continue the vesting of any unvested equity until the Departure Date subject, of course, to your continuing to be actively employed through the entirety of the Transition Period. Regarding your 2024 STIP, any resulting payout will be based on the Company's year-end adjusted EBITDA results, satisfactory performance of your duties described above, and your continued employment through the Departure Date. The 2024 STIP payout, if any, will be awarded to you in accordance with the normally scheduled payout date for all eligible Company employees under the plan and does not require you to be employed by the Company on the payout date.  Should you leave the Company's employment prior to the end of the Transition Period, then all of the preceding compensation and benefits, including eligibility for the 2024 STIP and vesting of any unvested equity, will terminate as of your last day of employment.

7301 Ohms Lane, Suite 600 | Edina, MN | 55439

T:  952.820.2518 F:  952.820.2518

www.sunopta.com

The Company will provide you with a payment for any outstanding business expenses incurred up to and including your Departure Date in accordance with Company policy. Please submit all claims no later than two weeks from your Departure Date so that these can be reviewed and paid.

Your Continuing Obligations

(a) Employment Agreement:  Notwithstanding the cessation of your employment and in consideration of the payments and benefits set out in this Amendment, you represent and warrant that you have abided by and you confirm that you will continue to abide by all of the obligations set out in the Employment Agreement.

(b) Return of Property: Upon your Departure Date, you are required to return immediately to the Company all of the property of the Company in your possession or in the possession of your family or agents including, without limitation, wireless devices and accessories, computer and office equipment, keys, passes, credit cards, customer lists, sales materials, manuals, computer information, software and codes, files and all documentation (and all copies thereof) dealing with the finances, operations and activities of the Company, its customers, employees, partners, investors or suppliers.

(c) Confidentiality: You acknowledge that the provisions of Section 4 of the Agreement shall continue.

(d) Non-Competition and Non-Solicitation: You acknowledge that the provisions of Section 5 of the Agreement shall continue.

(e) Release: You will execute and return the Release attached as Schedule "A" hereto, the terms of which are incorporated herein and the delivery and non-revocation of which is a condition of any payment to you by the Company.

General

(a) Entire Agreement:  This Amendment and the Agreement constitutes the entire agreement between you and the Company with reference to any of the matters herein provided or with reference to your engagement, any employment or office with the Company or the cessation thereof. All promises, representations, collateral agreements, offers and understandings not expressly incorporated in this Amendment are hereby superseded and have no further effect. Any conflict between the Amendment and the Agreement shall be governed by the Amendment.

(b) Full Understanding:  By signing this Amendment, you confirm that: (i) you have had an adequate opportunity to read and consider the terms set out herein, including the Release, and that you fully understand them and their consequences; (ii) you have been advised to consult with legal counsel of your choosing and that you have obtained such legal or other advice as you have considered advisable; and (iii) you are signing voluntarily, without coercion, and without reliance on any representation, express or implied, by the Company, or by any director, officer, shareholder, employee or other representative of the Company.

7078 Shady Oak Road | Eden Prairie, MN | 55344

T:  952.820.2518 F:  952.820.2518

www.sunopta.com

(c) Governing Law: This Amendment, for all purposes, shall be construed in accordance with the laws of the state of Minnesota without regard to conflicts of law principles. Any action or proceeding by either of the parties to enforce this Amendment shall be brought only in a state or federal court located in the state of Minnesota. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

Except as expressly amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

Chris, thank you again for your valued contributions to SunOpta the past 7 years and congratulations on this new chapter in your life!

Sincerely,

/s/ Jill Barnett

Jill Barnett

CAO

ACCEPTANCE:

I hereby acknowledge receipt of this Amendment, and hereby accept and agree to be bound by the terms and conditions set out in this Amendment.

/s/ Chris Whitehair	February 13, 2024
Chris Whitehair	Date

7078 Shady Oak Road | Eden Prairie, MN | 55344

T:  952.820.2518 F:  952.820.2518

www.sunopta.com

Schedule A

Release

FROM: Chris Whitehair

TO: SunOpta Inc., its affiliates, subsidiaries, parents and related organizations and their respective partners, directors, officers, shareholders, employees and agents (collectively "SunOpta")

1. Full and Final Release.  In consideration of the terms of the letter from SunOpta Inc. to me, Chris Whitehair, dated February 14, 2024 (the "Letter Agreement"), which terms are deemed to be and are accepted by me in full and final satisfaction of the Employment Agreement between SunOpta and me, Chris Whitehair, made on April 10, 2017 (the receipt and sufficiency of which consideration are hereby acknowledged) and except for SunOpta's obligations referred to in the Letter Agreement, I, Chris Whitehair, personally and for my heirs, executors, administrators, successors and assigns, fully, finally and forever releases and discharges SunOpta and its affiliates, as well as their respective successors, assigns, officers, owners, directors, agents, representatives, attorneys, and employees (all of whom are referred to throughout this Release as the "Released Parties"), of and from all claims, demands, actions, causes of action, suits, damages, losses, and expenses, of any and every nature whatsoever, as a result of actions or omissions occurring through the date I sign this Release. Specifically included in this waiver and release are, among other things, any and all claims of alleged employment discrimination and retaliation prohibited by Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, including the amendments provided by the Older Workers Benefits Protection Act, or any other federal, state or local statute, rule, ordinance, or regulation, as well as any claims under common law for tort, contract, or wrongful discharge.

2. Compliance with Older Worker Benefit Protection Act.  This Release is subject to the Older Workers Benefit Protection Act ("OWBPA"), which provides that I cannot waive a right or claim under the Age Discrimination in Employment Act (the "ADEA") unless the waiver is knowing and voluntary. I acknowledge and agree that I have executed this Release voluntarily and with full knowledge of its consequences. I acknowledge and agree that: (a) this Release is written in language I understand; (b) this Release applies to any rights I may have under the ADEA; (c) this Release does not apply to any rights or claims I may have under the ADEA which arise after the date I execute this Agreement; (d) I am advised to consult with an attorney before signing this Release; (e) SunOpta is giving me a period of twenty-one (21) days to consider this Release. I may accept and sign this Release before the expiration of the twenty-one (21) day period, but I am not required to do so by SunOpta; (f) for a period of fifteen (15) days following the signing of this Release, I may revoke the waiver of the ADEA claims in this Release by personally delivering or by mailing (postmarked within fifteen days after I sign this release) written notice of revocation to SunOpta; (g) this Release shall become effective on the sixteenth day after I sign it, and any revocation shall apply only to ADEA claims. Except as to the ADEA claims, this Release will remain in full force and effect.

7078 Shady Oak Road | Eden Prairie, MN | 55344

T:  952.820.2518 F:  952.820.2518

www.sunopta.com

3. Exceptions to the Release. The above release does not waive claims (i) for unemployment or workers' compensation benefits, (ii) for vested rights under ERISA-covered employee benefit plans as applicable on the date I sign this Release, (iii) any claims under Executive's director and officer indemnification agreement or pursuant to the Company's or any Subsidiary's charter documents; (iv) rights to group medical or group dental insurance coverage pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended ("COBRA"), (v) with respect to any rights under the equity award agreements with the Company, as the same may be modified by the terms of the Employment Agreement, (vi) that may arise after I sign this Release, and (vi) which cannot be released by private agreement. I understand that nothing in this Release (a) prevents me from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the EEOC, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state or local agency charged with the enforcement of any laws, including providing documents or other information, or (b) prevents me from exercising my rights under Section 7 of the NLRA to engage in protected, concerted activity with other employees, although by signing this Release, I am waiving my right to recover any individual relief (including any backpay, frontpay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by me or a third party on my behalf, except for any right I may have to receive a payment from a government agency (and not SunOpta) for information provided to the government agency.

SIGNED this 13th day of February, 2024.

/s/ Chris Whitehair
Chris Whitehair

7078 Shady Oak Road | Eden Prairie, MN | 55344

T:  952.820.2518 F:  952.820.2518

www.sunopta.com